Exhibit 10.4

Service Order - Advertising Services

Subscriber: UNIV, Ltd.	Effective Date: May 31, 2024

Services:

Advertising Sales - During the Term, Frankly Media will serve as the exclusive sales representative for sales of programmatic display, video streaming, Ads on stream, OTT and VOD direct and programmatic video advertising inventory controlled by Subscriber on the websites, OTT and mobile applications for the customers acquired by Subscriber from Frankly Media pursuant to the Asset Purchase Agreement dated as of May 31, 2024 (“Inventory”) as part of Frankly Media’s advertising sales. All of the proceeds of the Advertising Sales less the Frankly Media Sales Commission portion, shall be payable pursuant to the attached section 3.2 of the Terms and Conditions.

Frankly Media Advertising Sales Commission: 50% of net advertising commission for sales made hereunder by Frankly Media. As used hereunder “net advertising commission” means the advertising commissions payable to Subscriber under the customer agreements for the Inventory after reimbursement to Frankly Media of any third-party costs incurred in connection with the sale of the Inventory. The remaining 50% shall be paid to Subscriber as set forth in Section 3.2 of the attached Terms and Conditions. There shall be a monthly reconciliation provided by Frankly Media no later than thirty (30) days after each operating month following the Closing Date, including any true up of from prior periods.

Costs:

Set-Up Fee: waived

Variable Fees (invoiced monthly):

Video Ad Delivery - $0.25 / cpm

Display Ad Delivery $0.06__ / cpm

Additional costs will be applied to high-impact/specialized ads, hosted ads and or costs related to audience segmentation or other requested third-party services or integrations.

Services Term – The Term of this Service Order will commence on the Effective Date and continue for a period of twelve (12) months; thereafter the Term will automatically renew for one-year periods, unless either party provides written notice of non-renewal to the other at least 30 days before the end of the then-current Term.

This Agreement consists of this Service Order and the attached General Terms and Conditions.

UNIV, Ltd.	Frankly Media LLC

By:	By:
Name:	Name:
Title:	Title:

Unless otherwise agreed in writing, these General Terms and Conditions (“Terms and Conditions”) will apply to each Service Order between Subscriber (“You” or “Your”) and Frankly Media LLC (“Frankly Media” or “Company”) and will govern Your use of the Services and Company Technology (each as defined below) provided by Company. The “Effective Date” refers to the effective date set forth in a Service Order. All Service Orders signed by Company and You, on or after the Effective Date, these Terms and Conditions, and any other terms and conditions set forth in, or incorporated by reference in, these Terms and Conditions or in any Service Order shall be deemed to form one and the same agreement (all of the foregoing are collectively the “Agreement”).

1. The Services.

1.1 You may purchase certain Services from Company each as further described on an applicable service order signed by both Company and You (each, a “Service Order”). The Services may be provided by Company and/or Company’s third-party licensors.

1.2 Each Service Order accepted by Company and You on or after the Effective Date shall become part of, and subject to, these Terms and Conditions. In the event of a conflict between these Terms and Conditions and a given Service Order, the Terms and Conditions shall control.

2. Term and Termination.

2.1 Each Service Order becomes effective on the Effective Date set forth on such Service Order. The term for each Service Order shall begin upon the latter of the Effective Date, or the date of initial notification of Service availability/use provided by Company to You under a Service Order and shall extend for the period of a number of specified months thereafter as set forth in the applicable Service Order (the “Service Agreement Term”).

2.2 The Service Agreement Term is stated in a given Service Agreement. Upon expiration of the initial Service Agreement Term or any renewal Service Agreement Term, the Service Agreement Term shall automatically renew for an additional period equal in duration to the initial Service Agreement Term, unless a party has delivered to the other party written notice to the contrary at least sixty (60) days prior to the end of the then-current Service Agreement Term.

2.3 Either party may terminate this Agreement (and all Service Orders) due to the other party’s breach of a material covenant, term or condition of this Agreement; provided that (i) the non-breaching party has first provided written notice of such breach to the breaching party, and (ii) the breaching party has failed to cure such breach, if curable, within the thirty (30) day period following its receipt of such notice.

3. Pricing and Payments.

3.1 The rates, fees and charges applicable to the Services are outlined in the applicable Service Agreement(s) and incorporated by reference herein.

3.2 Company’s Advertising Sales – The platform on which Inventory is located (e.g., website, mobile application, etc.) is referred to herein as the Site. Within 30 days following the end of each month during the Term, Company will provide You with a statement summarizing Company advertising sales billings for such month. On or before the last day of each month, Company will provide You with a statement detailing the total amounts collected hereunder by Company from the 26th of the prior month through the first 25 days of the then current month, the amount of Commissions payable to Company, the amount of any discounts or deductions for adjustments or refunds, and the net amount payable to You in connection with such sales. Each such statement will be accompanied by payment of the amount shown to be due to You. Payments will be based on collections between the 26th day of the prior month through the 25th day of the current month, and charge-backs amounts, discounts, refunds and adjustments in connection with such collections that are made after such payment will be deducted from future payments (“True Up”). From amounts otherwise payable to You, Company will deduct ad serving and other fees due from You hereunder as set forth in the Service Order.

3.3 Reasonable, documented travel costs for Company personnel which are approved by You in writing in advance (email approval is acceptable), including actual pre-approved costs of airfare, hotel expenses, meals, and local transportation expenses incurred by Company personnel solely in connection with the performance of Company’s obligations on Your premises, or on a location designated by You, shall be reimbursed by You.

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3.4 All fees paid are non-refundable, except as provided herein.

4. General Obligations.

4.1 Subject to these Terms and Conditions, Company agrees to provide to You during the applicable Service Agreement Term, and You agree to pay for, the Services as set forth in each Service Order accepted by Company and You.

4.2 While Company utilizes certain Company Technology (including hardware and software) at Company’s facilities as necessary to make the Services available, You are solely responsible for providing hardware, software, power, Internet connectivity and bandwidth necessary for You to access and utilize the Services (except for certain Company Technology which Company may expressly agree to provide to You pursuant to a Service Order).

4.3 Company is not responsible for, and Your obligations under this Agreement are not relieved by, Your inability to access or utilize the Services or Company Technology due to issues related to Your failure or inability to provide appropriate hardware, software, power and Internet connectivity and bandwidth.

4.4 Advertising Sales Restrictions –Company will not sell advertising in the following categories:

●	Tobacco-related advertisers or creatives
●	Pornographic-related advertisers or creatives
●	Firearms-related advertisers or creatives

4.5 Private Marketplace Deals - During the Term, Subscriber may request that the Company traffic Programmatic Direct/Single Advertiser Private Marketplace (PMP) deals. The proceeds actually received by Company from sales hereunder of PMP Inventory, less any third-party payments, will be shared 80% to Subscriber and 20% to Company.

5. License.

5.1 Subject to Your continued compliance with the Terms and Conditions of this Agreement (including payment of all amounts due hereunder), Company hereby grants You a non-exclusive, non-transferable, terminable as permitted herein, non sublicenseable right and limited license to access and use a given Service only during the Service Agreement Term under which the Service is provided to You.

5.2 Access and use of a Service may be limited by use of username/s and password/s (“Credentials”). You are responsible for all activity occurring in Your account. Except where Company has actual notice of loss, theft or unauthorized use of Your Credentials, Company shall have the right, without further inquiry, to rely on provision of Your Credentials as sufficient to authenticate Your use of the Service.

5.3 Except as expressly permitted under this Agreement or expressly authorized by Company, You shall not: (i) license, sublicense, sell, resell, transfer, assign, distribute or otherwise commercially exploit or make available to any third party the Services or Company Technology in any way; (ii) copy, modify or make derivative works based upon the Services or Company Technology; (iii) reverse engineer or access the Services or Company Technology in order to (a) build a competitive product or service, or (b) copy any ideas, features, functions or graphics of the Services or Company Technology

6. Intellectual Property Ownership.

6.1 Company (and its licensors, where applicable) own all right, title, and interest, including all related Intellectual Property Rights, in and to the Company Technology and the Services.

6.2 Except as set forth herein, this Agreement is not a sale and does not convey to You any rights of ownership in or related to the Services, Company Technology or the Intellectual Property Rights owned by Company or its licensors. The Company name, the Company logo, and the product names associated with the Services and/or Company Technology are trademarks and/or service marks of Company or of third parties, and no right or license is granted to use them hereunder.

6.3 For avoidance of doubt, You retain all right, title, and interest in and to Your products or services and marks owned or controlled by You. Except as necessary for Company to perform its services hereunder and for Company to identify You as a customer in its marketing materials, no license is granted to Company to use Your name, logo(s) and product names associated with Your products and services.

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7. Billing Information.

7.1 You agree to provide Company with complete and accurate billing and contact information and update Company promptly upon any change in such information. This information includes Your name, Your legal company name (if applicable), street address, e-mail address, and name and telephone number of an authorized billing contact. You also agree to update this information within thirty (30) days of any change to it. Company reserves the right, in addition to any other legal remedies, to terminate Your access to the Services and any Company Technology if any contact information You have provided is false or fraudulent.

7.2 If Company agrees to accept a credit card as a billing mechanism in connection with Your account, You agree that Company may automatically bill Your credit card at the beginning of each period for which You are being billed.

8. Indemnification.

8.1 You will indemnify, defend and hold harmless Company, its Affiliates, successors and assigns, and all of their respective officers, directors, employees or agents from and against any and all claims, losses, demands, causes of action, liabilities, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”), arising out of a third- party claim resulting from (i) any breach or alleged breach of Your obligations, representations or warranties under this Agreement, or (ii) any claim that the Site or any materials supplied by You (a) misappropriates any third party’s confidential information, (b) is libelous or defamatory, or (c) violates or infringes the rights of any third party, including, without limitation, any Intellectual Property Rights.

8.2 Company will indemnify, defend and hold harmless You and your Affiliates, successors and assigns, and all of their respective officers, directors, employees and agents from and against any and all Losses arising out of a third-party claim resulting from (i) any breach or alleged breach of Company’s obligations, representations or warranties under this Agreement; or (ii) any claim that the Services, the Company Technology or Your use of any of the foregoing in accordance with the terms of this Agreement (a) misappropriates any third party’s confidential information, or (b) violates or infringes the rights of any third party, including, without limitation, any Intellectual Property Rights. With respect to Google Ad Manager and third-party advertising exchanges, networks and services used by Company in providing the Services, Company’s indemnity obligations will be limited to the indemnity provided to Company by such third-party providers.

8.3 Should the Services and/or Company Technology become the subject of any claim of infringement, then Company, at its sole option and expense, will (i) procure for You the right to continue using the Services and/or Company Technology, (ii) replace the Services and/or Company Technology with a substantially equivalent non- infringing version, or (iii) modify the Services and/or Company Technology (without materially reducing the features or functionality thereof) to make them non-infringing. If Company, despite its diligent efforts, is unable to provide any of the remedies described in the preceding sentence, then either party may terminate this Agreement, in which case Company shall refund to You any prepaid amounts for Services not performed by Company.

8.4 The party seeking indemnification hereunder (“Indemnified Party”) shall promptly inform the other party (“Indemnifying Party”) of any suit or proceeding filed against the Indemnified Party for which the Indemnified Party is entitled to indemnification hereunder (provided, however, that failure to give prompt notice will not relieve the Indemnifying Party of any liability hereunder, except to the extent the Indemnifying Party has suffered actual material prejudice by such failure). The Indemnified Party will allow the Indemnifying Party to direct the defense and settlement of any such claim, with counsel of the Indemnifying Party’s choosing, and will provide the Indemnifying Party, at the Indemnifying Party’s expense, with information and assistance that are reasonably necessary for the defense and settlement of the claim. The Indemnified Party shall have the right, but not the obligation, at its sole expense to participate in (but not to control) the defense of any such suit or proceeding. An Indemnifying Party will not settle any such action without the written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed).

9. Your Obligations. You covenant and agree not to (i) use the Services, or collect, use or disclose any personally identifiable information of any person, in any illegal or unlawful manner or for any illegal or unlawful purpose or (ii) use the Service in a manner which is intended to interfere with or disrupt Company’s or its customers’ use of the Service.

Company will not review or screen the Site or your use of the Services for compliance with this Agreement or applicable law, and Company shall have no obligation to do so, provided, however, that in addition to any other right Company may have, Company reserves the right to suspend Your access to and/or use of the Service to the extent that Company reasonably determines, in good faith, that such suspension is necessary to comply with applicable law or to prevent significant harm to Company or any end user of the Service; provided that Company will provide You with three (3) business days’ prior written notice of such suspension and afford You the opportunity to cure such violation prior to exercising such suspension rights.

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Usage Restrictions – If Company supplies you with direct access to products or services of a third party, You shall abide by the published policies and restrictions of such third party in connection with Your use thereof.

Data Collection – Company may include the traffic to the Site in Company’s traffic reporting. Company and/or its advertisers may collect data regarding the behavior of end-users on and off the Site through cookies and beacons, and user location data in order to optimize the advertising served to such end-users, and the privacy policies displayed on or in connection with the properties shall disclose such practices and inform users how to opt-out of such data collection practices. You will be solely responsible for (a) obtaining applicable end-user consent to Company’s collection and use of data, and (b) compliance with applicable privacy and other law in connection with the operation of the Site.

10. General

Disclaimers. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND TO THE OTHER PARTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, NON-INFRINGEMENT, TITLE, OR SUITABILITY, OR WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OF TRADE OR OTHERWISE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE COMPANY SERVICE AND CONTENT IS PROVIDED ON AN “AS IS” BASIS ONLY. NO ADVICE OR INFORMATION OBTAINED BY EITHER PARTY FROM THE OTHER PARTY SHALL CREATE ANY WARRANTY NOT EXPRESSLY STATED IN THIS AGREEMENT

Miscellaneous - This Agreement shall be governed and interpreted under New York law and the exclusive venue for all disputes arising out of or under this Agreement shall be the state or federal courts located in Fulton County, Georgia. This Agreement constitutes the full agreement of the parties regarding the subject matter hereof and supersedes all prior agreements and representations regarding the subject matter hereof. The relationship of the parties hereunder is that of independent contractors and except as set forth herein, neither party shall have the authority to make obligations on behalf of the other without such other party’s prior written consent. Neither party may assign this Agreement or its responsibilities hereunder without the prior written consent of the other party, except in connection with the sale of substantially all of such party’s assets or equity, provided that such successor entity i) agrees to be bound by the terms and obligations of this Agreement and ii) is not a direct competitor of the non-assigning party. Company shall be able to recover its reasonable attorney’s fees in any action to enforce the terms of this Agreement.

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